UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2023, LiveOne, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Capchase Inc. (the “Lender”), pursuant to which the Company borrowed $1.7 million collateralized by all of the assets of the Company (the “Loan”). The Loan requires equal monthly amortization payments until it is paid in full at maturity at the end of the 30-month period after August 3, 2023 and bears an interest rate of 9% payable as part of the amortization payments. The net proceeds of the Loan will be used for the Company’s general working capital and other general corporate purposes.

The Company may prepay without penalty all or a portion of the Loan at any time. The Loan Agreement includes customary covenants, including, but not limited to, covenants limiting or restricting the Company’s ability to incur secured indebtedness (other than Permitted Indebtedness as defined in the Loan Agreement), incur liens (other than Permitted Liens as defined in the Loan Agreement) and dispose of assets. The Loan Agreement also contains customary events of default including, but not limited to, payment defaults, covenant defaults, inaccuracy of representations and warranties, bankruptcy and insolvency events, and defects in the Lender’s security interest. The occurrence of an event of default could result in the acceleration of all obligations of the Company to the Lender with respect to indebtedness under the Loan Agreement.

In connection with the execution of the Loan Agreement, the Company’s current senior secured lender entered into a customary subordination agreement with the Lender, pursuant to which the Lender agreed to subordinate its loan and rights under the Loan Agreement to the loan and rights of the Company’s senior secured lender, subject to certain exceptions as set forth therein.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Loan and Security Agreement, dated as of August 2, 2023, between the Company and Capchase Inc.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Date: August 8, 2023	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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